Exhibit 4.5

Form of Note

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SIGNING DAY SPORTS, INC.
CONVERTIBLE UNSECURED NOTE

Issuance Date: ____________ __, 202__	Original Principal Amount: $_____________
Note No. ________

FOR VALUE RECEIVED, Signing Day Sports, Inc., a Delaware corporation (“SDS” or the “Maker”), hereby promises to pay to the order of _________________________ (the “Subscriber”), or registered assigns (together with the Subscriber, the “Holder”) the amount set out above as the Original Principal Amount, as adjusted pursuant to the terms hereof pursuant to redemption, conversion or otherwise (the “Principal”), when due, whether following the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is as set forth above. For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest under this convertible unsecured note (this “Note”) provided that, in the event of an optional or mandatory conversion of the Note into shares of Common Stock (as provided herein), all accrued interest on the Principal subject to such conversion shall be waived.

This Note is one of a series of Notes issued pursuant to separate subscription agreements with several investors. The Holder and each other investor acquiring a Note has received an Investor Package along with all of the exhibits thereto (the “Investor Package”), and capitalized terms not defined herein shall have the meaning set forth in the Investor Package, including the subscription agreement attached as Exhibit A thereto. Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the Outstanding Balance on the basis of Outstanding Balance represented thereby.

1. GENERAL TERMS

(a) Payment. Unless previously converted into shares of Common Stock (as defined below) as contemplated hereby, this Note, together with all accrued interest hereon at the Interest Rate, shall be due and payable on August 8, 2023 (the “Maturity Date”). If by a date that is thirty (30) days prior to the Maturity Date, the Maker shall not have consummated an initial public offering of its Common Stock and the listing or trading of its Common Stock on a “Qualified Securities Market”, as defined below (the “IPO”) or other “Liquidity Event” (hereinafter defined), the Maker may elect either (a) to give thirty (30) days prior written notice to the Holder of the Maker’s intention to repay all or a portion of the principal amount of the Note and accrued interest hereon, subject to the Holder’s right to convert the Note into Common Stock during such thirty (30) day period, or (b) if the Maker does not repay the entire principal amount of the Note or the remaining principal amount of the Note on the Maturity Date, the Outstanding Balance will automatically increase to 120% of the Original Principal Amount.

(b) Interest. Interest shall accrue from the Issuance Date on the Original Principal Amount or, if increased as the result of clause (b) of the last sentence of section 1(a), 120% of the Original Principal Amount, at an annual rate of eight percent (8%) (the “Interest Rate”) and all accrued interest shall be fully paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Maker. However, if there is an optional or mandatory conversion of the Note in accordance with the terms hereof into shares of Common Stock (as provided herein), all accrued Interest on the Principal subject to such conversion shall be waived.

2. EVENTS OF DEFAULT.

Whenever used herein, an “Event of Default” means the occurrence and continuation of any one of the following events, whatever the reason, and whether it shall be voluntary or involuntary, or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body:

(a) The Maker’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note; or

(b) A Conversion Failure as defined in Section 3(d)(ii); or

(c) A material breach by SDS of any material representation, warranty or covenant contained in the Offering Documents that is not capable of cure, or a material breach by SDS of any material representation, warranty or covenant contained in Offering Documents, that, if capable of cure, is not cured within 30 days from the date such breach has occurred; or

(d) The Maker or any subsidiary of the Maker shall commence, or there shall be commenced against the Maker or any subsidiary of the Maker under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker or any subsidiary of the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or any subsidiary of the Maker or there is commenced against the Maker or any subsidiary of the Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of ninety-one (91) days; or the Maker or any subsidiary of the Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker or any subsidiary of the Maker suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of ninety-one (91) days; or the Maker or any subsidiary of the Maker makes a general assignment for the benefit of creditors; or the Maker or any subsidiary of the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker or any subsidiary of the Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker or any subsidiary of the Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker or any subsidiary of the Maker for the purpose of effecting any of the foregoing.

Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default other than an Event of Default described in Section 2(d), the Holder may, by written two (2) business day notice (plus any applicable cure period) to the Maker declare all outstanding obligations payable by the Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Section 2(d), immediately and without notice, all outstanding obligations payable by the Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

3. CONVERSION OF NOTE. This Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Certain Definitions. As used in this Note, the following capitalized terms shall have the meaning set forth below:

(i)	“Alternative Liquidity Event” shall mean any one of a Sale of Control, a SPAC Acquisition, or a Reverse Merger.

(ii)	“Alternative Liquidity Event Conversion Price” shall mean a conversion price that is equal to 50% of the per share amount calculated as the aggregate “Transaction Consideration” (as defined below) divided by the total number of outstanding shares of common stock of the Maker resulting from a Sale of Control, the merger with a SPAC or the successor in interest “Pubco” (as defined) in connection with a Reverse Merger.

(iii)	“Common Stock” shall mean, as applicable, the individual or collective reference to the common stock, $0.0001 par value per share, of the Maker or the common stock of any acquiror in a Liquidity Event, other than as specifically referenced to be solely the “Common Stock of the Maker”, in which event such reference shall be solely to the common stock, $0.0001 par value per share, of the Maker.

(iv)	“Conversion Shares” shall mean the aggregate number of shares of Common Stock of the Maker or the acquiror in a Sale of Control, the SPAC or Pubco, as applicable (each an “Issuer”) that are issuable to the Holder in connection with any mandatory conversion (set forth in Section 3(b)) or optional conversion (set forth in Section 3(c)) of this Note.

(v)	“IPO” shall mean a firm commitment underwritten initial public offering of Common Stock of the Maker pursuant to a registration statement on Form S-1 that is declared effective by the Securities and Exchange Commission.

(vi)	“IPO Conversion Price” shall mean a conversion price equal to 50% of the IPO price per share of the Common Stock offered to the public in the IPO.

(vii)	“Liquidity Event” shall mean any one of an IPO, a Sale of Control, a SPAC Acquisition or a Reverse Merger.

(viii)	“Optional Conversion Price” shall mean a conversion price that is equal to (1) $25 million divided by (2) the total number of outstanding shares of Common Stock of the Maker.

(ix)	“Pre-Money Valuation” shall mean the dollar value placed on the total number of outstanding shares of Common Stock of the Maker immediately prior to a Liquidity Event.

(x)	“Pubco” means a fully-reporting public corporation under the Securities Exchange Act of 1934, as amended, that does not have any significant business activities and is trading on Nasdaq or any tier of the over-the-counter market maintained by OTC Markets Group, Inc.

(xi)	“Qualified Securities Market” shall mean any one of the Nasdaq Stock Exchange (including the Nasdaq Capital Market), the NYSE American Exchange, the New York Stock Exchange.

(xii)	“Reverse Merger” means a merger of the Maker with, or the acquisition of the Maker by Pubco, as a result of which such transaction, the stockholders of the Maker will own a substantial majority of the equity securities of Pubco.

(xiii)	“Sale of Control” shall mean a sale of all or substantially as of the capital stock or assets of the Maker to any unaffiliated third Person, whether through share sale, asset sale, merger, consolidation or like combination, as a result of which the ability to control the board of directors of the Maker shall pass to such third Person.

(xiv)	“SPAC” means a special purpose acquisition corporation whose securities are listed on Nasdaq or the New York Stock Exchange.

(xv)	“SPAC Acquisition” means a merger of the Maker with, or the acquisition of the Maker by, a SPAC or its subsidiary, as a result of which such transaction, the stockholders of the Maker will own a majority of the equity securities of the surviving entity in the SPAC Acquisition.

(xvi)	“Transaction Consideration” shall mean the dollar value placed on the total consideration paid to the Maker, including, but not limited to, (i) the value of the transaction, including consideration whether in cash, stock or in-kind, received by and/or paid by the Maker, (ii) the total amount of indebtedness for borrowed funds, capitalized lease obligations and non-trade liabilities of the Maker that are either assumed by the acquirer, redeemed or otherwise satisfied in connection with the transaction, or which remain outstanding after the transaction is consummated; (iii) the fair market value of any assets excluded from the transaction; (iv) the fair market value of any ownership interests which are retained by the Maker’s shareholders or which remain outstanding after the transaction is consummated; and (v) the amount of any contingent payments, including, without limitation, earn-outs and future royalties payable in connection with the transaction.

(b) Mandatory Conversion. If, prior to the Maturity Date, the Maker shall consummate an IPO and its Common Stock shall be approved for listing or trading on any Qualified Securities Market, the entire Outstanding Balance of this Note shall automatically, and without any further consent or approval of the Holder, be converted into Common Stock of the Maker at the IPO Conversion Price.

(c) Optional Conversion. At any time, at the Holder’s option, such Holder may convert the outstanding and unpaid Outstanding Balance of this Note into fully paid and nonassessable shares of Common Stock in accordance with this Section 3(c), at the Optional Conversion Price, subject to adjustment as provided in Section 3(f) below. If the issuance would result in the issuance of a fraction of a share of Common Stock, SDS shall round such fraction of a share of Common Stock up to the nearest whole share. If, prior to the Maturity Date, the Maker shall consummate an Alternative Liquidity Event, the Holder may elect at Holder’s option, to convert the outstanding and unpaid Outstanding Balance of this Note into Common Stock of the Maker at the lower of the Alternative Liquidity Event Conversion Price or the Optional Conversion Price. SDS shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance and legend removal of shares of Common Stock to the Holder arising out of or relating to the conversion of this Note.

(d) Mechanics of Conversion.

(i) Optional Conversion. To convert this Note pursuant to an optional conversion into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to SDS. On or before the tenth (10th) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), SDS shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Transfer Agent is participating in the Depository Trust Maker (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Issuer’s Failure to Timely Convert. If within ten (10) business days after a Liquidity Event or (in the case of an optional conversion) SDS receipt of the facsimile or email copy of a Conversion Notice together with documentation satisfactory to the Transfer Agent that the Conversion Shares are eligible for such electronic issuance, the Issuer shall fail to issue and deliver to Holder via “DWAC/FAST” electronic transfer the number of Conversion Shares to which the Holder is entitled upon such Holder’s conversion of any Conversion Shares (a “Conversion Failure”), the Outstanding Balance of the Note shall increase by 0.05% per day until such time as the Issuer of the Conversion Shares issues and delivers a certificate to the Holder or credit the Holder’s balance account with DTC for the number of Conversion Shares to which the Holder is entitled upon such mandatory or optional conversion. The Issuer of the Conversion Shares will not be subject to any penalties once its transfer agent processes the shares to the DWAC system. If the Issuer fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those Conversion Shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold Conversion Shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded Conversion Shares returned to the applicable Issuer.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, in connection with any optional or mandatory conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to SDS unless the Issuer of the Conversion Shares shall issue to the Holder either one or more paper or electronic stock certificates evidencing the Conversion Shares or a statement of account from the Issuer’s transfer agent that the Conversion Shares have been issued in book entry form of other evidence from the Issuer’s transfer agent that the Holder’s balance account with DTC has been credited for the number of Conversion Shares to which the Holder is entitled upon such mandatory or optional conversion. The Holder and the Issuer shall maintain records showing the Outstanding Balance converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and Issuer, so as not to require physical surrender of this Note upon conversion.

(e) Limitations on Conversions or Trading.

Notwithstanding anything to the contrary contained herein, the Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Note, the number of shares of Common Stock beneficially owned by the Holder and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Holder that the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(e), in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding at the time of the respective calculation hereunder, provided, further, however, the Holder may waive or raise the Beneficial Ownership Limitation, at the election of the Holder, on not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The limitations contained in this Section 3(e) shall apply to a successor holder of this Note.

(f) Other Provisions.

(i) Share Reservation. SDS shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note once such amount may be calculated and, until such time, such number of shares as would be issuable hereunder if the conversion price of this Note were $1.00.

(ii) Prepayment. This Note may not be prepaid by SDS until the Maturity Date without the prior written consent of the Holder.

(iii) All calculations under this Section 3 shall be rounded up to the nearest whole share.

(iv) Nothing herein shall limit Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for SDS’ failure to deliver certificates or credit entries representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) The Maker shall use its commercially reasonable efforts to assist the Holder to obtain a legal opinion for the removal of any restrict legend in connection with any shares converted from this Note.

4. REISSUANCE OF THIS NOTE.

Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Maker in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Maker shall execute and deliver to the Holder a new Note representing the outstanding Principal.

5. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms shall be handled according to the Notice clause in the Subscription Agreement.

The addresses for such communications shall be:

If to the Maker:

Signing Day Sports, Inc.
Attn: Daniel Nelson, CEO

8753 E Bell Road #110
Scottsdale, AZ 85260

If to the Holder, to the address specified on the signature page of the Subscription Agreement.

6. APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Arizona or in the federal courts located in Maricopa County, in the State of Arizona. Maker and Holder each irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

7. WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

8. MISCELLANEOUS

(a) Lawful Money; Costs of Collection. All amounts payable hereunder are payable in lawful money of the United States. SDS agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees and costs, whether or not a suit or action is instituted to enforce this Note, including but not limited to court costs, appraisal fees, the cost of searching records, obtaining title reports and title insurance and trustee’s fees, to the extent permitted by applicable law.

(b) No Offset; Holder in Due Course. All payments under this Note made by or on behalf of SDS shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes. SDS waives any right of offset it now has or may hereafter have against Agent or Holder and its successors and assigns as to this Note (but retains any such rights as to any other prior or future transaction between these parties), and agrees to make the payments called for hereunder in accordance with the terms hereof. The Holder and all successors thereof shall have all the rights of a holder in due course as provided in the Uniform Commercial Code as in effect in the State of Delaware and other laws of the State of Delaware.

(c) Waivers. SDS waives presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest or non payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder; expressly agree that this Note, or any payment hereunder, may be extended from time to time; and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of SDS. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Holder with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of SDS, even if SDS (or any entity comprising SDS) is not a party to such agreement.

(d) Usury Protection. The parties hereto intend to conform strictly to the applicable usury laws. In no event, regardless of any provisions contained therein or in any other document executed or delivered in connection herewith, shall the Holder hereof ever be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum amount permitted by applicable law (the “Maximum Rate”). In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the Holder hereunder or otherwise exceed the Maximum Rate. If for any circumstance whatsoever interest would otherwise be payable to the Holder in excess of the maximum lawful amount, the interest payable to the Holder shall be reduced automatically to the Maximum Rate and any payment received in excess of such amount shall be applied to the outstanding principal balance of the Note.

(e) Entire Agreement. This Note, the other Transaction Documents, and all other documents and instruments contemplated hereby and thereby together constitute the entire agreement between and among the parties pertaining to the subject matter hereof. Other than as specifically set forth herein, no supplement, modification or amendment of this Note shall be binding unless executed in writing by the Maker and the holder or by the Maker and the holders of a majority in Outstanding Balance of the Notes. No provision of this Note shall be interpreted for or against the drafting party.

(f) Fees and Expenses. SDS agrees to pay all costs and expenses incurred by Holder in connection with all amendments, modifications and supplements to any of the Offering Documents, including, without limitation, the costs and fees of Holder’s legal counsel, any applicable title company fees, title insurance premiums, filing fees, escrow fees, reconveyance fees, payoff demands and recording costs.

(g) Commercial Purpose. SDS agrees that no funds advanced under this Note shall be used for personal, family or household purposes, and that all funds advanced hereunder shall be used solely for business, commercial, investment or other similar purposes.

(h) Successors and Assigns. All the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties to this Note and their respective permitted successors and assigns.

(i) Assignment. SDS may not, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, sell, transfer, assign, hypothecate, pledge or in any way alienate this Note or any right or interest in this Note (each a “Transfer”) without Holder’s prior written consent, which Holder may withhold in its sole and absolute discretion. Any consent by Holder to any Transfer shall not constitute consent to any other Transfer. Subject to compliance with all applicable laws, Holder may freely transfer its interest, rights, or title in or to this Note or the other Transaction Documents in Holder’s sole and absolute discretion upon notice to Maker.

(j) Construction. Whenever used in this Note, the terms “including,” “include,” “includes” and the like are not intended as terms of limitation, and, hence, shall be deemed to be followed by “without limitation.”

(k) Severability. If any provision of this Note, as applied to any party or to any circumstance, shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Note, the application of any such provision in any other circumstance, or the validity or enforceability of this Note, and any provision which is found to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

(l) Survival of Terms. The terms and provisions of this Note shall survive the Maturity Date until full payment of all amounts due hereunder.

(m) Preferential Payment. If at any time any payment made pursuant to this Note is deemed to have been a voidable preference, fraudulent conveyance or other similar conveyance or preferential payment under any bankruptcy, insolvency or other debtor relief or similar law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return of this Note to SDS and shall not be discharged or satisfied with any such payment or cancellation. Such payment shall instead remain a valid and binding obligation enforceable in accordance with the terms of this Note and shall be immediately due and payable.

9. WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE, THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

10. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

11. Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by a duly authorized officer as of the date set forth above.

SIGNING DAY SPORTS, INC.

By:
Name:	Daniel Nelson
Title:	Chief Executive Officer

Note No. [ ]

Agreed and accepted:

Holder name:

By:

Name:

Title:
(if applicable)

EXHIBIT A

NOTICE OF CONVERSION

Mr. Daniel Nelson

CEO

Signing Day Sports, Inc.

8753 E Bell Road #110

Scottsdale, AZ 85260

The undersigned hereby elects to convert $[    ] of the $[     ] Convertible Unsecured Note (Note No. [           ]) issued to [          ] on [        ], 202__ into Shares of Common Stock of Signing Day Sports, Inc. according to the conditions set forth in such Note as of the date written below.

If the number of shares to be delivered represents more than 9.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and Holder must be immediately notified.

Date of Conversion:
Optional Conversion Amount:
Conversion Price:
Shares to be Delivered:
Shares delivered in name of:

HOLDER
[ ]

By:
Title: